As filed with the U.S. Securities and Exchange Commission on December 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1599372
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Point Building

3 Waterloo Lane

Pembroke HM 08, Bermuda

+1 441 542-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Linda S. Lin

One World Trade Center, 47th Floor

New York, New York 10007

(212) 312-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Dwight S. Yoo Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3000	Linda S. Lin Chief Legal Officer & Secretary SiriusPoint Ltd. Point Building 3 Waterloo Lane Pembroke HM 08, Bermuda +1 441 542-3300

From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company.See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

SiriusPoint Ltd.

Common Shares

Preference Shares

Depositary Shares

Debt Securities

Warrants

Units

Share Purchase Contracts

We may offer, issue and sell, together or separately, from time to time:

•	Common Shares

•	Preference Shares

•	Depositary Shares

•	Debt Securities

•	Warrants

•	Units

•	Share Purchase Contracts

In addition, selling securityholders may offer and sell, from time to time, these securities on the terms described in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Investing in the offered securities involves a number of risks. See “Risk Factors” beginning on page 2 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in other documents that we subsequently file with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus.

Our Common Shares, $0.10 par value per share are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “SPNT.” On December 13, 2024, the last reported sale price of our Common Shares on the NYSE was $15.55 per share. Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Neither the SEC nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The permission of the Bermuda Monetary Authority is required, under the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes our Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include our Common Shares) are listed on an “Appointed Stock Exchange” (which would include the NYSE). In granting the general permission, the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The date of this prospectus is December 16, 2024.

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About This Prospectus

This prospectus is part of a registration statement that SiriusPoint Ltd. (“SiriusPoint”) filed with the SEC using a “shelf” registration process. Unless the context otherwise indicates or requires, as used in this prospectus, references to “we,” “our,” “us” and the “Company” refer to SiriusPoint and its directly and indirectly owned subsidiaries, including Sirius Group (as defined below), as a combined entity, except where otherwise stated or where it is clear that the terms mean only SiriusPoint Ltd. exclusive of its subsidiaries.

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling securityholders may sell securities under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling securityholders may offer. Each time we or any selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Neither we, the selling shareholders nor any underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the website is http://www.sec.gov.We also maintain a website at www.siriuspt.com.None of the information contained on, or that may be accessed through, our website or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC relating to the securities to be offered and do not contain all the information set forth in the registration statement and the exhibits thereto. Some items are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated or deemed to be incorporated by reference into this prospectus or any accompanying prospectus supplement, reference is made to the exhibits for a more complete description of the matter involved. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

Incorporation of Certain Information by Reference

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 1, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 1, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on October 31, 2024;

•

our Current Reports on Form 8-K filed with the SEC on February  5, 2024, February  9, 2024, March  28, 2024, April  5, 2024, April  30, 2024 (Item 8.01 only), May  21, 2024, May  23, 2024 (Item 5.02 only), May  28, 2024, August  1, 2024 (Item 8.01 only), August  2, 2024, October  31, 2024 (Item 8.01 only) and November 1, 2024; and

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  9, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023).

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided, that information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

You should read the information relating to us in this prospectus and any accompanying prospectus supplement together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference in this prospectus.

You may request copies of any of the documents incorporated or deemed to be incorporated by reference in this prospectus, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, by written or oral request directed to SiriusPoint Ltd., Point Building, 3 Waterloo Lane, Pembroke HM 08, Bermuda, Telephone: (441) 542-3300 or the Investor Relations portion of our website at https://investors.siriuspt.com/overview/default.aspx or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained or incorporated in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding prospects for our industry, our business strategy, plans, goals and expectations concerning our market position, international expansion, investment portfolio expectations, future operations, margins, profitability, efficiencies, capital expenditures, liquidity and capital resources and other non-historical financial and operating information. When used in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein, the words “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases are intended to identify forward-looking statements.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors.

A number of important factors could cause actual results to differ materially from those contained in or implied by the forward-looking statements, including the risks and uncertainties discussed in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2023 and in any other documents that are incorporated by reference into this prospectus. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein or therein are qualified by these cautionary statements.

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Our Company

SiriusPoint Ltd.

SiriusPoint Ltd. was formed following a merger between Sirius International Insurance Group, Ltd. and Third Point Reinsurance Ltd. on February 26, 2021. We are a global underwriter of insurance and reinsurance, headquartered in Bermuda. Our common shares are listed on the NYSE under the symbol “SPNT.” As of December 31, 2023, we had common shareholders’ equity of $2.3 billion, total capital of $3.3 billion and total assets of $12.9 billion. Our operating companies have a financial strength rating of A- (Stable) from AM Best, Standard & Poor’s (“S&P”) and Fitch Ratings (“Fitch”). During the year, both Fitch and S&P revised our outlook from negative to stable, highlighting our improvement in underwriting performance. AM Best affirmed our financial strength rating and outlook on April 19, 2023.

We have licenses to write property, casualty, and accident & health insurance and reinsurance globally, including admitted & non-admitted licensed companies in the United States, a Bermuda Class 4 company, a Lloyd’s of London syndicate and managing agency, and an internationally licensed company domiciled in Sweden.

Our principal executive offices are located at Point Building, 3 Waterloo Lane, Pembroke HM 08, Bermuda, and our main telephone number is (441) 542-3300.

Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our reports filed with the SEC that are incorporated by reference into this prospectus, as well as any other reports that we may file from time to time with the SEC and all other information contained or incorporated by reference into this prospectus or in any prospectus supplement hereto, as updated by our subsequent filings under the Exchange Act. See “Where You Can Find More Information.”

Use of Proceeds

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

Description of Share Capital

The following description of our Common Shares and preference shares, $0.10 par value per share (“Preference Shares”), in this prospectus is a summary. When we, or one or more selling securityholders to be identified in a prospectus supplement, offer to sell these securities, we will summarize in a prospectus supplement the particular terms of such securities that we believe will be the most important to your decision to invest in such securities. As the terms of the Common Shares and Preference Shares may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.

The following description does not purport to be complete and is qualified in its entirety by reference to any prospectus supplement, the SiriusPoint memorandum of association (the “Memorandum of Association”) and the SiriusPoint bye-laws (the “Bye-laws”), and to the applicable provisions of Bermuda law and to the listing rules of the NYSE. You should carefully read these documents for a full description of the terms of such securities. See “Where You Can Find More Information” for information on how to obtain copies of our Memorandum of Association and our Bye-laws.

Capitalization

Our authorized share capital consists of 300,000,000 Common Shares and 30,000,000 Preference Shares. As of December 13, 2024, we had 161,954,826 Common Shares issued and outstanding and 8,000,000 Series B Preference Shares issued and outstanding.

Preference Shares

Pursuant to Bermuda law and our Bye-laws, the SiriusPoint Board of Directors (the “Board”) by resolution may establish one or more series of Preference Shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the Board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of SiriusPoint. The specific terms of Preference Shares will be described in a prospectus supplement.

Common Shares

Our Common Shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange.

Dividend Policy

The Board may, subject to Bermuda law and our Bye-laws, declare a dividend to be paid to our shareholders as of a record date determined by the Board, in proportion to the number of shares held by such holder. No unpaid dividend shall bear any interest.

Voting Rights

In general, and subject to the adjustments described below, shareholders have one vote for each Common Share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

Under our Bye-laws, if, and so long as, the votes conferred by the “Controlled Shares” (as defined below) of any person would otherwise cause such person (or any other person) to be treated as a “9.5% Shareholder” (as defined below) with respect to any matter (including, without limitation, election of directors), the votes conferred by the Controlled Shares owned by shareholders of such person’s “Controlled Group” (as defined below) will be reduced (and will be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such person will not result in any other person being treated as a 9.5% Shareholder with respect to the vote on such matter. These reductions will be made pursuant to formulas provided in our Bye-laws, as applied by the Board within its discretion.

Under Bermuda law, for so long as we have an insurance subsidiary registered under the Insurance Act 1978 of Bermuda and related regulations, as amended, the Bermuda Monetary Authority (the “BMA”) may at any time, by written notice, object to a person holding 10% or more of our common shares if it appears to the BMA that the person is not or is no longer fit and proper to be such a holder. In such a case, the BMA may require the shareholder to reduce its holding of our common shares and direct, among other things, that such shareholder’s voting rights attaching to the common shares shall not be exercisable. A person who does not comply with such a notice or direction from the BMA will be guilty of an offense. This may discourage potential acquisition proposals and may delay, deter or prevent a change of control of our company, including through transactions, and in particular unsolicited transactions, that some or all of our shareholders might consider to be desirable.

“Controlled Shares” means, in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code).

“Controlled Group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the Controlled Shares of such person.

“9.5% Shareholder” means a U.S. Person that (a) owns (within the meaning of Section 958(a) of the Code) any shares and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares.

In addition, our Bye-laws provide that the Board may determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that the Board reasonably determines, by the affirmative vote of a majority of the directors, that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any shareholder or its affiliates; provided that the Board will use reasonable efforts to ensure equal treatment to similarly situated shareholders to the extent possible under the circumstances.

Our Bye-laws authorize us to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted as described above. If, after a reasonable cure period, a shareholder fails to respond to a request by us for information or submits incomplete or inaccurate information in response to a request, the Board may eliminate the shareholder’s voting rights. A shareholder will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the actual, deemed or constructive owner of 9.5% or more of the Controlled Shares.

Our Bye-laws also provide that if CM Bermuda Limited, a Bermuda exempted company limited by shares (“CM Bermuda”), its “Affiliates” and its “Related Persons” (each as defined in the Investor Rights Agreement, dated as of February 26, 2021, by and among SiriusPoint and CM Bermuda, included as Exhibit 4.5 to our Current Report on Form 8-K, filed February 26, 2021, and incorporated by reference herein, and, together with CM Bermuda, the “Investor Affiliated Group”) beneficially own Common Shares or any other authorized or other common shares of SiriusPoint which would cause the Investor Affiliated Group to be treated as the beneficial owner of votes in excess of 9.9% of the votes conferred by all of our issued and outstanding shares with respect to any matter at a general shareholder meeting, then such votes will be reduced by whatever amount is necessary so that after such reduction and giving effect to the reallocation of voting power to other holders of Common Shares, the votes conferred by the Common Shares or any of our other authorized or other common shares that are beneficially owned by the Investor Affiliated Group are equal to, and not less than, 9.9% of the total outstanding vote of such shares with respect to such matter.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share.

Certain Bye-law Provisions

The provisions of our Bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that an investor might consider in its best interest, including an attempt that might result in its receipt of a premium over the market price for its shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board, which could result in an improvement of such persons’ terms.

Number of Directors

Our Bye-laws provide that the Board shall consist of such number of directors, not fewer than five directors, as the Board may from time to time determine in its sole discretion, up to a maximum of thirteen directors.

Classified Board of Directors

In accordance with the terms of our Bye-laws, our Board is divided into three classes, Class I, Class II and Class III. Directors hold office for a three year term. If the number of directors is changed, any increase or decrease is apportioned by our Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any director of any class elected to fill a vacancy holds office for a term that coincides with the remaining term of the other directors of that class, but in no case does a decrease in the number of directors shorten the term of any director then in office. A director holds office until the annual general meeting for the year in which his term expires, subject to conditions of our Bye-laws. Our Bye-laws further provide that the authorized number of directors may only be changed by resolution of our Board. Additionally, our Board has the power to fill vacancies on the Board as a result of death, disability, disqualification or resignation or as a result of an increase in the size of the Board. This allows our Board to elect a class director to fill a vacant class seat (created by any increase in the number of directors on the Board), without the need to wait for the expiry of such class of director’s three year term. Any appointment by our Board to fill a vacancy on the Board is for a term of office equal to the remainder of the full term of the class of directors to which the director was appointed or in which the vacancy was created from any increase in the number of directors, as the case may require.

Removal of Directors

Our directors may be removed only for cause by the affirmative vote of the holders of at least 50% of SiriusPoint’s voting shares. Any vacancy on our Board resulting from the removal of a director may be filled by the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, by our Board. A director who is appointed by our Board to fill the vacancy resulting from the removal of a director shall hold office for the remainder of the full term of the class of directors of the removed director.

No Shareholder Action by Written Consent

Our Bye-laws provide that shareholder action may be taken only at an annual general meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting. Failure to satisfy any of the requirements for a shareholder meeting could delay, prevent or invalidate shareholder action.

Shareholder Advance Notice Procedures

Our Bye-laws establish an advance notice procedure for shareholders depending on whether the shareholders are nominating candidates for election as directors or whether the shareholders are bringing other business before either an annual general meeting or special general meeting of the shareholders. For nominations of persons for election to our Board, to be timely, the shareholder’s notice is required to be delivered to or mailed and received by us, (i) in the case of an annual general meeting, not less than 70 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs, and (ii) in the case of a special general meeting called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs. For proposals of business other than the nominations of persons for election to our Board to be timely, the shareholder’s notice is required to be delivered to or mailed and received by us, (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than ten days following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever first occurs, and (ii) in the case of a special general meeting, not later than seven days following the day on which notice of the date of the special general meeting was mailed or public disclosure of the date of the special general meeting was made, whichever first occurs.

Nominations and Other Proposals

Nominations of persons for election to our Board and other proposals of business to be brought before the general meeting must comply with our Bye-laws.

Amendments to Memorandum of Association and Bye-laws

Amendments to our Bye-laws require an affirmative vote of majority of our Board and a majority of the outstanding shares then entitled to vote at any annual or special general meeting of shareholders; provided, however, that specified provisions of the Bye-laws may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66.67% of the issued and outstanding shares then entitled to vote at any annual or special general meeting of shareholders, including the provisions governing voting, the election of directors, the classified Board, director removal and amendments to the Bye-laws and Memorandum of Association. Amendments to the Memorandum of Association require an affirmative vote of majority of our Board and 66.67% of the outstanding shares then entitled to vote at any annual or special general meeting of shareholders.

In addition, no amendment to our Bye-laws or Memorandum of Association which would have a material adverse effect on the rights of Daniel S. Loeb may be made without his consent, but only for so long as he holds a number of shares equal to at least 25% of the total number of shares held by him on December 22, 2011.

These provisions make it more difficult for any person to remove or amend any provisions in the Memorandum of Association and Bye-laws that may have an anti-takeover effect.

Business Combinations

Our Bye-laws provide that we are prohibited from engaging in any “business combination” with any “interested shareholder” for a period of three years following the time that the shareholder became an interested shareholder without the approval by our Board and the authorization at an annual or special general meeting by the affirmative vote of at least 66.67% of the issued and outstanding voting shares that are not owned by the interested shareholder unless:

•

prior to the time that the person became an interested shareholder, our Board approved either such business combination or the transaction which resulted in the person becoming an interested shareholder; or

•

upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the number of our issued and outstanding voting shares at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

Our Bye-laws define “business combination” to include the following:

•	any merger or consolidation of SiriusPoint with the interested shareholder or its affiliates;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of our assets involving the interested shareholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by us of any shares of ours to the interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of any class or series of its shares beneficially owned by the interested shareholder; or

•	any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

An “interested shareholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of our issued and outstanding voting shares.

In respect of any business combination to which the restrictions in our Bye-laws do not apply but which the Companies Act 1981 of Bermuda (the “Companies Act”) requires to be approved by the shareholders, the necessary shareholders’ approval is the affirmative vote of a majority of the votes cast for any business combination which has been approved by our Board, but where such business combination has not been approved by our Board, the necessary shareholders’ approval requires the affirmative vote of shares carrying not less than 66.67% of the total voting rights of all issued and outstanding shares. The same shareholder approval thresholds also apply in respect of any merger or amalgamation which is not considered a “business combination” but for which the Companies Act requires shareholder approval.

Consent to Special Actions

Pursuant to the Investor Rights Agreement, dated as of February 26, 2021, by and among SiriusPoint and Daniel S. Loeb, included as Exhibit 4.6 to our Current Report on Form 8-K, filed February 26, 2021, and incorporated by reference herein, we shall not, and shall cause our subsidiaries not to, enter into any transaction with any (i) affiliate of ours, (ii) shareholder and/or director, officer, employee, and/or affiliate of any shareholder and/or (iii) director, officer, employee, and/or affiliate of any of the foregoing without the prior written consent of Daniel S. Loeb for so long as he holds shares representing at least 25% of the shares held by him on December 22, 2011.

Meetings of Shareholders

Our annual general meeting will be held each year. A special general meeting will be held when, in the judgment of the Chairman, any two of our directors, any director and our Secretary or our Board, such a meeting is necessary. In addition, upon receiving a requisition from holders of at least 1/10th of our voting shares, our

Board shall convene a special general meeting. At least two or more persons representing more than 50% of the aggregate voting power must be present to constitute a quorum for the transaction of business at a general meeting; provided that if we shall at any time have only one shareholder, one shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time. As determined according to certain adjustments of voting power specified in our Bye-laws (see “- Voting Rights”), questions proposed for consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.

Transfer Agent and Registrar

The transfer agent and registrar for Common Shares and Preference Shares is Computershare Trust Company, N.A.

Listing

Common Shares are listed on the NYSE under the symbol “SPNT.”

Description of Depositary Shares

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of Common Shares or Preference Shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares.

General

We may issue depositary shares that represent Common Shares or Preference Shares. The Common Shares or Preference Shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable Common Shares or Preference Shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the Common Shares or Preference Shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

We may, at our option, elect to offer fractional shares of Common Shares or Preference Shares, rather than full Common Shares or Preference Shares. In the event we exercise this option, we will issue receipts for depositary shares to the public, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a Common Share or a share of a particular series of Common Shares or Preference Shares as described below.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited Common Shares or Preference Shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited Common Shares or Preference Shares to the record holders of depositary shares relating to the Common Shares or Preference Shares, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption or Repurchase of Shares

Subject to the Companies Act, if a series of Common Shares or Preference Shares represented by depositary shares is to be redeemed or repurchased, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption or repurchase, in whole or in part, of each series of Common Shares or Preference Shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption or repurchase price per share payable in respect of the Common Shares or Preference Shares so redeemed or repurchased. Whenever we redeem or repurchase Common Shares or Preference Shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing Common Shares or Preference Shares redeemed or repurchased. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of Common Shares or Preference Shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of Common Shares or Preference Shares on the basis described in an applicable prospectus supplement for such series of Common Shares or Preference Shares, but holders of whole Common Shares or Preference Shares will not thereafter be entitled to deposit the Common Shares or Preference Shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole Common Shares or Preference Shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common Shares or Preference Shares

Upon receipt of notice of any meeting at which the holders of any series of deposited Common Shares or Preference Shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of Common Shares or Preference Shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of Common Shares or Preference Shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the Common Shares or Preference Shares represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of Common Shares or Preference Shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the Common Shares or Preference Shares to the extent it does not receive specific instructions from the holder of depositary shares representing the Common Shares or Preference Shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing Common Shares or Preference Shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of Common Shares or Preference Shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Common Shares or Preference Shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the Common Shares or Preference Shares has been made to the holders of depositary shares in connection with any of our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of Common Shares or Preference Shares and any redemption or repurchase of the Common Shares or Preference Shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of Common Shares or Preference Shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preferred shares are paid by the holders thereof.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited Common Shares or Preference Shares.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, Common Shares or Preference Shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Debt Securities

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under the Senior Indenture, dated as of April 5, 2024 (as has been and as may be further supplemented from time to time, the “senior indenture”), between SiriusPoint Ltd. and The Bank of New York Mellon, as trustee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, or a subordinated indenture (the “subordinated indenture”) to be entered into by SiriusPoint Ltd. with a trustee to be named at a later date and which will be filed with the SEC if we offer subordinated notes. The senior indenture and the subordinated indenture are collectively referred to as the “indenture” for purposes of this section entitled “Description of Debt Securities.” The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title of the debt securities;

•

any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series);

•	the stated maturity of the debt securities of the series;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•

the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders of debt securities of the series to whom interest is payable on any such interest payment dates;

•

whether the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to any index, formula, or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner in which such amounts shall be determined;

•	the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option, and the manner in which the particular debt securities of such series (if less than all debt securities of such series are to be redeemed) are to be selected for redemption;

•

our obligation, if any, to redeem, repay or purchase the debt securities of a series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•

if other than the full principal amount thereof, the portion, or methods of determining the portion, of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•

if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

•	provisions granting special rights to holders of the debt securities of the series upon the occurrence of specific events;

•	any deletions from, modifications of or additions to the events of default or our covenants provided for with respect to the debt securities of the series;

•

if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible and, if other than by a resolution of our Board, the manner in which any election by us to defease such debt security shall be evidenced;

•

whether the debt security of the series will be convertible or exchangeable into our common shares or our other securities or property and, if so, the terms and conditions upon which such debt security will be so convertible or exchangeable, including the conversion or exchange price or method of determining the conversion or exchange price and the conversion or exchange period;

•

whether the debt security of the series are issuable as a global security and, in such case, the identity of the depositary for such series and the terms and conditions upon which global securities may be exchanged for certificated debt securities;

•	the forms of the debt security of the series;

•	any special tax implications of the debt security of the series, including any provisions for original issue discount securities, if offered;

•	any change in the right of the trustee or the requisite holder to declare the principal amount thereof due and payable;

•	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities of the series;

•	any restrictions on the registration, transfer or exchange of the debt securities of the series; and

•

any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

Description of Warrants

We may issue warrants from time to time in one or more series. The following description summarizes the general terms and provisions of the warrants we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our warrants that we offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of warrants offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable warrant agreement relating to each series of warrants, which will be filed with the SEC if we offer warrants.

General

We may issue warrants to purchase Common Shares, Preference Shares, depositary shares, debt securities, or other securities described in this prospectus, or any combination thereof, which we refer to in this prospectus, collectively, as the “underlying warrant securities.” The warrants may be issued independently or together with any series of underlying warrant securities and may be attached or separate from the underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants and the number of such underlying warrant securities issuable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire (subject to any extension);

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the warrants; and

•	the identity of the warrant agent;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of underlying warrant securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

Amendments and Supplements to Warrant Agreement

The warrant agreement for a series of warrants may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Description of Units

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, which will be filed with the SEC if we offer units.

Description of Share Purchase Contracts

We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our Common Shares, Preference Shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of Common Shares, Preference Shares or depositary shares. The number and price per share of our Common Shares, Preference Shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any share purchase contract and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts. The purchase contract agreement will be filed with the SEC if we offer share purchase contracts.

Selling Securityholders

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

Plan of Distribution

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In addition, selling securityholders may sell securities under this prospectus in any of these ways. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement to or through underwriters in a public offering.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us.Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We may from time to time offer debt securities directly to institutional or other investors, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a so-called “real-time” basis, relevant information to assist the bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically, the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

Legal Matters

The validity of the Common Shares and Preference Shares offered by us hereby will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Unless we state otherwise in the applicable prospectus supplement, the validity of the securities offered by us hereby other than the Common Shares and Preference Shares, as well as certain other legal matters, will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters with respect to the securities offered by us hereby may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Third Point Enhanced LP appearing in SiriusPoint’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Ernst & Young Ltd., an independent auditor.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the general categories of expenses that the registrant anticipates it will incur in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	(1)
Trustee’s Fees and Expenses	(2)
Printing Expenses	(2)
Accountants’ Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Rating Agencies’ Fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	Calculated based on the number of issuances and amount of securities offered. Accordingly, estimated expenses are not presently known.

Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15. Indemnification of Directors and Officers.

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Provisions in the Bye-laws provide that SiriusPoint shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud, dishonesty, gross negligence or willful misconduct. The Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud, dishonesty, gross negligence or willful misconduct of such director or officer. Section 98A of the Companies Act permits SiriusPoint to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not SiriusPoint may otherwise indemnify such officer or director.

Insofar as indemnification by SiriusPoint for liabilities arising under the Securities Act may be permitted to SiriusPoint’s directors, officers or persons controlling the company pursuant to provisions of the Bye-laws, or otherwise, SiriusPoint has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of SiriusPoint in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, SiriusPoint will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by SiriusPoint is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SiriusPoint maintains directors’ and officers’ liability insurance, which covers directors and officers of SiriusPoint against certain claims or liabilities arising out of the performance of their duties. SiriusPoint has entered into agreements to indemnify its directors and executive officers. These agreements provide for indemnification of its directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by SiriusPoint or in its right, arising out of such person’s services as a director or executive officer of SiriusPoint, any of its subsidiaries or any other company or enterprise to which the person provided services at SiriusPoint’s request.

Other Indemnification Arrangements

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits.

Exhibit Number	Exhibit
1.1*	Forms of Underwriting Agreement.

3.1	Memorandum of Association of Third Point Reinsurance Ltd. (now known as SiriusPoint Ltd.) (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 filed on July 15, 2013).

3.1.1	Certificate of Deposit of Memorandum of Increase of Share Capital of Third Point Reinsurance Ltd. (incorporated by reference to Exhibit 3.1.1 to the Company’s Annual Report on Form 10-K filed on February 28, 2014).

3.2	Bye-laws of SiriusPoint Ltd. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2021).

3.3	Series A Preference Shares Certificate of Designation, dated February 26, 2021 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 26, 2021).

3.4	Amended and Restated Series B Preference Shares Certificate of Designation, dated March 17, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 18, 2021).

3.5	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2021).

4.1	Agreement among Members by and among Third Point Reinsurance Ltd. and each of the Members, dated as of December 22, 2011 (incorporated by reference to Exhibit 4.8 to the Company’s Form S-1 filed on July 15, 2013).

4.2	Amended and Restated Founders Agreement, by and among Third Point Reinsurance Company Ltd., Third Point Reinsurance (USA) Ltd., KEP TP Bermuda Ltd., KIA TP Bermuda Ltd., Pine Brook LVR, L.P., P RE Opportunities Ltd. and Dowling Capital Partners I, L.P. dated as of February 25, 2015 (incorporated by reference to Exhibit 4.9 to the Company’s Annual Report on Form 10-K filed on February 27, 2015).

4.3	Senior Indenture, dated as of February 13, 2015, among Third Point Re (USA) Holdings Inc., as issuer, Third Point Reinsurance Ltd., as guarantor, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 13, 2015).

Exhibit Number	Exhibit

4.4	First Supplemental Indenture, dated as of February 13, 2015, among Third Point Re (USA) Holdings Inc., as issuer, Third Point Reinsurance Ltd., as guarantor, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 13, 2015).

4.5	Second Supplemental Indenture, dated as of December 31, 2021, among Third Point Re (USA) Holdings Inc., as issuer, SiriusPoint Ltd. (formerly known as Third Point Reinsurance Ltd.), as guarantor, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on January 3, 2022).

4.6	7.00% Senior Note due 2025 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 13, 2015).

4.7	Description of Share Capital (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed on March 1, 2022).

4.8	Warrant Agreement, dated February 26, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 26, 2021).

4.9	Contingent Value Rights Agreement, dated February 26, 2021 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 26, 2021).

4.10	Registration Rights Agreement, between SiriusPoint Ltd. and CM Bermuda Limited, dated February 26, 2021 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on February 26, 2021).

4.11	Investor Rights Agreement, between SiriusPoint Ltd. and CM Bermuda Limited, dated February 26, 2021 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on February 26, 2021).

4.12	Investor Rights Agreement, between SiriusPoint Ltd. and Daniel S. Loeb, dated February 26, 2021 (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on February 26, 2021).

4.13	Assumption Agreement, by and among SiriusPoint Ltd., Bain Capital Special Situations Asia, L.P., CCOF Master, L.P., Centerbridge Credit Partners Master, LP, Centerbridge Special Credit Partners III, LP, and GPC Partners Investments (Canis) LP, dated February 26, 2021 (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed on February 26, 2021).

4.14	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on May 7, 2021).

4.15	Side Letter with Series B Preference Shareholders (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2021).

4.16	Indenture, dated as of November 1, 2016, by and between Sirius International Group, Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 filed by Sirius International Insurance Group, Ltd. on September 10, 2018).

4.17	First Supplemental Indenture, dated as of November 1, 2016, by and between Sirius International Group, Ltd. and The Bank of New York Mellon, as trustee, including form of 4.600% Senior Notes due 2026 (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4 filed by Sirius International Insurance Group, Ltd. on September 10, 2018).

4.18	Supplemental Indenture, dated as of October 28, 2019, between Sirius International Group, Ltd. and The Bank of New York Mellon, as trustee, relating to the First Supplemental Indenture, dated as of November 1, 2016 in regards to the 4.600% Senior Notes due 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Sirius International Insurance Group, Ltd. on October 28, 2019).

Exhibit Number	Exhibit

4.19	Third Supplemental Indenture, dated as of May 27, 2021, by and among Sirius International Group, Ltd., SiriusPoint Ltd. and The Bank of New York Mellon, as trustee, in regards to the 4.600% Senior Notes due 2026 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by SiriusPoint Ltd. on May 27, 2021).

4.20	Subordinated Indenture, dated as of September 22, 2017, by and among Sirius International Group, Ltd., The Bank of New York Mellon, as trustee, and The Bank of New York Mellon London Branch, as paying agent and calculation agent, including form of Floating Rate Callable Subordinated Notes due 2047 (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 filed by Sirius International Insurance Group, Ltd. on September 10, 2018).

4.21	First Supplemental Indenture, dated as of May 27, 2021, by and among Sirius International Group, Ltd., SiriusPoint Ltd., The Bank of New York Mellon, as trustee, and The Bank of New York Mellon, London Branch, as paying agent and calculation agent relating to the Subordinated Indenture, dated as of September 22, 2017 in regards to the Floating Rate Callable Subordinated Notes due 2047 (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K filed by SiriusPoint Ltd. on May 27, 2021).

4.22	Senior Indenture, dated as of April 5, 2024, between SiriusPoint Ltd. and The Bank of New York Mellon, as trustee.(incorporated by reference to Exhibit 4.1 to he Company’s Current Report on Form 8-K filed on April 5, 2024).

4.23	First Supplemental Indenture, dated as of April 5, 2024, between SiriusPoint Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 5, 2024).

4.24	Form of Global Security of 7.000% Senior Notes due 2029 (included in Exhibit 4.2) (incorporated by reference to Exhibit 4.3 to he Company’s Current Report on Form 8-K filed on April 5, 2024).

4.25	Fourth Supplemental Indenture, dated as of April 4, 2024, between SiriusPoint Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on April 5, 2024).

4.26	Offer Letter of James J. McKinney, as Chief Financial Officer dated May 21, 2024, (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 23, 2024).

4.27	Form of Master Agreement, dated as of April 30, 2024, by and between SiriusPoint America Insurance Company and Clarendon National Insurance Company (incorporated by reference to Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q filed on August 1, 2024).

4.28	Loss Portfolio Transfer Reinsurance Agreement, dated as of October 1, 2024, between SiriusPoint America Insurance Company and Clarendon National Insurance Company (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on October 31, 2024).

4.29*	Form of Preference Share Certificate of Designation (including form of Preference Share Certificate).

4.30*	Form of Subordinated Indenture between Sirius Point Ltd. and a trustee to be named at a later date (including form of Global Security).

4.31*	Form of Deposit Agreement (including form of Depositary Receipt).
4.32*	Form of Warrant Agreement (including form of Warrant Certificate).

4.33*	Form of Unit Agreement (including form of Unit Certificate).

4.34*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).

Exhibit Number	Exhibit

5.1	Opinion of Conyers Dill & Pearman Limited.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Conyers Dill & Pearman Limited (contained in Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.2).

23.3	Consent of PricewaterhouseCoopers LLP, in respect of SiriusPoint Ltd.’s financial statements.

23.4	Consent of Ernst & Young Ltd. in respect of Third Point Enhanced LP’s financial statements.

24.1	Powers of Attorney (included on signature pages hereto).

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon with respect to the Senior Indenture, dated as of April 5, 2024.

25.2*	Statement of Eligibility on Form T-1 of a trustee to be named at a later date for a form of Subordinated Indenture.

107	Filing Fee Table.

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement, a prospectus supplement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17. Undertakings.

A. Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(ii)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(iii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iv)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Filings Incorporating Subsequent Exchange Act Documents by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. Qualifications of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of December, 2024.

SIRIUSPOINT LTD.

By:	/s/ Scott Egan
Name: Scott Egan
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

SIRIUSPOINT LTD.

Each person whose signature appears below hereby constitutes and appoints Jim McKinney and Linda Lin, jointly and severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott Egan Scott Egan	Chief Executive Officer (Principal Executive Officer) and Director	December 16, 2024

/s/ Jim McKinney Jim McKinney	Chief Financial Officer (Principal Financial Officer)	December 16, 2024

/s/ Evan Cabat Evan Cabat	Chief Accounting Officer (Principal Accounting Officer)	December 16, 2024

/s/ Susan Cross Susan Cross	Director	December 16, 2024

/s/ Rafe de la Gueronniere Rafe de la Gueronniere	Director	December 16, 2024

/s/ Daniel Loeb Daniel Loeb	Director	December 16, 2024

/s/ Sharon Ludlow Sharon Ludlow	Director	December 16, 2024

/s/ Mehdi Mahmud Mehdi Mahmud	Director	December 16, 2024

/s/ Bronek Masojada Bronek Masojada	Director	December 16, 2024

/s/ Franklin (Tad) Montross IV Franklin (Tad) Montross IV	Director	December 16, 2024

/s/ Jason Robart Jason Robart	Director	December 16, 2024

/s/ Meng Tee Saw Meng Tee Saw	Director	December 16, 2024

/s/ Peter Wei Han Tan Peter Wei Han Tan	Director	December 16, 2024